Exhibit 99.2

Efficacy and safety of tenapanor in patients with constipation-predominant irritable bowel syndrome: a 12-week, double-blind, placebo-controlled, randomized phase 2b trial William D Chey,1 Anthony J Lembo,2 James A Phillips,3 David P Rosenbaum4 1Division of Gastroenterology, Department of Medicine, University of Michigan Health System, Ann Arbor, MI, USA; 2Division of Gastroenterology, Department of Medicine, Beth Israel Deaconess Medical Center, Harvard Medical School, Boston, MA, USA; 3Sage Statistical Solutions, Inc., Efland, NC, USA; 4Ardelyx, Inc., Fremont, CA, USA

Disclosures William D Chey Consultancy: Ardelyx, Asubio Pharmaceuticals, AstraZeneca, Forest Laboratories (Actavis), Ironwood Pharmaceuticals, Nestlé Health Science, Prometheus Laboratories, QOL Medical, Salix Pharmaceuticals, SK Biopharmaceuticals, Sucampo and Takeda Research funding: Ironwood Pharmaceuticals, Nestlé Health Science, Perrigo Company, Prometheus Laboratories, Synthetic Biologics and Vibrant Pharma Anthony J Lembo Consultancy: Ardelyx, Salix Pharmaceuticals, Ironwood Pharmaceuticals, Forest Laboratories (Actavis) and Prometheus Laboratories James A Phillips Consultancy: Ardelyx David P Rosenbaum Employment and ownership interests: Ardelyx This study was funded by AstraZeneca and Ardelyx

Tenapanor (AZD1722) acts locally in the gut to reduce sodium absorption

- Sodium/hydrogen exchanger isoform 3 (NHE3) plays an important role in intestinal sodium/fluid homeostasis
- Tenapanor is a small-molecule inhibitor of NHE3
- Preclinical and phase 1 studies show that tenapanor reduces sodium absorption and has minimal systemic availability
- In a preclinical model, tenapanor showed antinociceptive effects on stress-induced mechanical colorectal hypersensitivity


Tenapanor


Stool sodium
Excretion (mmol/day)
0
10
20
30
40
*
*†
*†
Placebo
30 mg q.d.
30 mg b.i.d.
30 mg t.i.d
Tenapanor

*$p < 0.05$ versus placebo; †$p < 0.05$ versus tenapanor 30 mg q.d. b.i.d., twice daily; q.d., once daily; t.i.d., three times daily

Eutamene H *et al. Gastroenterology* 2011;140:S-57–8; Schultheis PJ *et al. Nat Genet* 1998;19:282–5; Spencer AG *et al. Sci Transl Med* 2014;6:27ra36; Tse CM *et al. J Biol Chem* 1992;267:9340–6

3

Tenapanor is a potential treatment for constipation-predominant irritable bowel syndrome (IBS-C)

- IBS is a common, symptom-based condition defined by the presence of abdominal pain and altered bowel habits
  - In IBS-C, stools are hard/lumpy in ≥ 25% of bowel movements and loose/watery in < 25% of bowel movements
- Phase 2a data suggest that tenapanor improves IBS-C symptoms

Patients with a ≥ 30% decrease in abdominal pain and an increase of ≥ 1 in complete spontaneous bowel movements (CSBM) per week



Proportion of patients (%)
40
30
20
10
0
0
1
2
3
4
5
6
Week
Treatment
Follow-up
Placebo q.d. (n = 47)
Tenapanor 10 mg q.d. (n = 46)
Tenapanor 30 mg q.d. (n = 47)
Tenapanor 100 mg q.d. (n = 46)

IBS-C, constipation-predominant irritable bowel syndrome; CSBM, complete spontaneous bowel movement; q.d., once daily
ClinicalTrials.gov, https://clinicaltrials.gov/ct2/show/NCT01340053 (accessed 20 April 2015); Longstreth GF *et al. Gastroenterology* 2006;130:1480–91

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12-week dose-ranging study evaluating tenapanor 5 mg, 20 mg or 50 mg b.i.d. vs placebo (1/2) Study aim •? To evaluate the efficacy and safety of tenapanor for the treatment of IBS-C Key inclusion criteria •? Age 18–75 years •? IBS-C as defined by Rome III criteria •? Active disease during the screening period < 3 CSBMs/week < 5 SBMs/week abdominal pain ? 3 (0–10 rating scale) Key exclusion criteria •? IBS with diarrhea (IBS-D), mixed IBS (IBS-M) or unsubtyped IBS as defined by Rome III criteria •? Diagnosis or treatment of any clinically symptomatic biochemical or structural abnormality of the gastrointestinal tract in the 6 months before screening •? Use of medication known to affect stool consistency SBM, spontaneous bowel movement ClinicalTrials.gov, https://clinicaltrials.gov/ct2/show/NCT01923428 (accessed 29 April 2015)

12-week dose-ranging study evaluating tenapanor 5 mg, 20 mg or 50 mg b.i.d. vs placebo (2/2) Randomization Primary Primary endpoint endpoint CSBM responder rate Proportion of patients with an increase of 1 CSBM per week from baseline for Placebo 6/12 treatment weeks Tenapanor 5 mg b.i.d. Screening Cl Follow-up Vs Tenapanor 20 mg b.i.d. Tenapanor 50 mg b.i.d. 2 weeks 4 weeks 12 weeks Key secondary endpoints Overall responder ratea Abdominal pain responder rateb Exploratory endpoints Abdominal bloating, straining, IBS severity, constipation severity Safety assessments Adverse event reporting throughout the trial Clinical laboratory tests (serum chemistry, hematology and urinalysis) Vital signs 12-lead ECG Physical examinations Proportion of patients with a > 30% decrease in abdominal pain and an increase of> 1 CSBM per week versus baseline for > 6/12 treatment weeks Proportion of patients with a > 30% decrease in abdominal pain from baseline for > 6/12 treatment weeks

Statistical analysis methods (1/2) CSBM responder rate (primary endpoint), overall responder rate and abdominal pain responder rate (key secondary endpoints) Treatment comparisons versus placebo are presented as risk differences (slides 8, 10, 11) A screening test was performed based on a 2-degree of freedom Cochran–Mantel–Haenszel test for an association between treatment (placebo, tenapanor 20 mg b.i.d. and tenapanor 50 mg b.i.d.) and responder rate, stratified by pooled investigator sites If this test was significant, a Cochran–Mantel–Haenszel test was used to calculate p values based on 1 degree of freedom for the association between treatment (placebo paired with each dose group separately) and responder rate, stratified by pooled investigator sites

Statistical analysis methods (2/2) Stool consistency (secondary endpoint), abdominal bloating, straining, IBS severity and constipation severity (exploratory endpoints) Treatment comparisons versus placebo are presented as differences in LS mean changes from baseline (slide 11, 12) A screening test was performed based on a 2-degree of freedom F-test from a full ANCOVA model to test for differences in mean changes from baseline among the placebo, tenapanor 20 mg b.i.d. and tenapanor 50 mg b.i.d. groups LS means, 95% confidence intervals and p values were calculated using an ANCOVA model, with treatment and pooled investigator site as factors and baseline value as a covariate

Patient demographics and baseline disease characteristics

- 356 patients with IBS-C were randomized
  - The majority of patients were women (87%), < 65 years old (93%; mean age 45.7 years) and white (76%)

Baseline disease parameter	Placebo (n = 89)	Tenapanor 5 mg b.i.d. (n = 87)	Tenapanor 20 mg b.i.d. (n = 87)	Tenapanor 50 mg b.i.d. (n = 84)
CSBMs per week	0.2 (0.4)	0.2 (0.4)	0.2 (0.4)	0.2 (0.4)
SBMs per week	2.0 (1.2)	1.9 (1.3)	1.9 (1.1)	2.0 (1.3)
Stool consistency[a]	1.8 (1.0)	1.8 (1.0)	1.6 (0.8)	1.8 (0.9)
Straining[b]	3.1 (1.2)	3.1 (1.1)	3.1 (1.3)	3.2 (1.3)
Constipation severity[c]	4.1 (0.7)	4.2 (0.6)	4.0 (0.7)	4.0 (0.8)
IBS severity[c]	3.8 (0.7)	3.9 (0.7)	3.9 (0.8)	3.8 (0.7)
Abdominal pain[d]	6.1 (1.5)	6.1 (1.6)	6.3 (1.5)	6.0 (1.5)

ITT, intention-to-treat; SD, standard deviation. Data are mean (SD) for the ITT population. Baseline was defined as the mean of weeks -1 and -2
[a]Assessed using the 7-point Bristol Stool Form Scale; weekly mean calculated from scores for all SBMs during the week
[b]Assessed for each SBM using a 5-point scale: 1 = not at all, 2 = a little bit, 3 = a moderate amount, 4 = a great deal, 5 = an extreme amount; mean weekly score calculated from scores for all SBMs during the week
[c]Assessed weekly using a 5-point scale: 1 = none, 2 = mild, 3 = moderate, 4 = severe, 5 = very severe
[d]Assessed daily using a 10-point scale: 0 = none to 10 = very severe; mean weekly score was calculated from scores for all days during a valid week

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Tenapanor 50 mg b.i.d. resulted in a significantly higher CSBM responder rate than placebo Primary endpoint (CSBM responder rate): proportion of patients with an increase of ? 1 CSBM per week from baseline for ? 6/12 treatment weeks (ITT analysis) CSBM, complete spontaneous bowel movement

CSBM improvements were maintained over the 12 weeks in a dose-dependent manner Placebo Tenapanor 5 mg b.i.d. Tenapanor 20 mg b.i.d. Tenapanor 50 mg b.i.d. CSBM, complete spontaneous bowel movement *p < 0.05, tenapanor 50 mg b.i.d. versus placebo †p < 0.05, tenapanor 20 mg b.i.d. and 50 mg b.i.d. versus placebo

Tenapanor 50 mg b.i.d. resulted in a significantly higher overall responder rate than placebo Overall responder rate: proportion of patients with a ? 30% decrease in abdominal pain and an increase of ? 1 CSBM per week versus baseline for ? 6/12 treatment weeks CSBM, complete spontaneous bowel movement Tenapanor b.i.d.

Improvements in other key secondary endpoints with tenapanor Abdominal pain responder ratea Stool consistencyb BSFS, Bristol Stool Form Scale; LS, least-squares aProportion of patients with a ? 30% decrease in abdominal pain from baseline for ? 6/12 treatment weeks; treatment comparisons versus placebo represent the risk difference bError bars represent upper limit of 95% confidence interval

Improvements in exploratory endpoints with tenapanor 50 mg b.i.d. a Assessed daily using a 10-point scale: 0 = none to 10 = very severe; average weekly score was calculated from scores for all days during a week b Assessed for each SBM using a 5-point scale: 1 = not at all to 5 = an extreme amount; average weekly straining score calculated from scores for all SBMs during the week cAssessed weekly using a 5-point scale: 1 = none to 5 = very severe

Tenapanor was generally well tolerated and had minimal systemic availability AE summary, n (%) Placebo Tenapanor Tenapanor Tenapanor (n = 90) 5 mg b.i.d. 20 mg b.i.d. 50 mg b.i.d. (n = 88) (n = 89) (n = 89) Any AE 38 (42.2) 43 (48.9) 32 (36.0) 45 (50.6) Treatment-related AEs 13 (14.4) 22 (25.0) 15 (16.9) 17 (19.1) Serious AEs 1 (1.1) 2 (2.3) 1 (1.1) 0 (0.0) AEs leading to discontinuationa 3 (3.3) 9 (10.2) 6 (6.7) 4 (4.5) •? Most AEs were mild to moderate in severity and none of the three serious AEs in patients receiving tenapanor were judged to be treatment-related No clinically meaningful changes from baseline were reported for clinical laboratory parameters, vital signs, electrocardiographic parameters or physical examination findings Tenapanor had minimal to no systemic availability Tenapanor concentrations were below the lower limit of quantification (0.5 ng/mL) in > 97% (283/291) samples (highest concentration measured: 1.03 ng/mL) AE, adverse event aMost common AEs leading to discontinuation: diarrhea (3 [3.4%] patients each in 5 mg, 20 mg and 50 mg b.i.d. groups), abdominal distension (3 [3.4%] patients in 5 mg b.i.d. group); no other specific AE led to discontinuation in > 2 patients in any treatment group

AEs occurring in ? 3% of patients in any tenapanor group and more frequently than in the placebo group Individual event, n (%) Placebo Tenapanor Tenapanor Tenapanor (n = 90) 5 mg b.i.d. 20 mg b.i.d. 50 mg b.i.d. (n = 88) (n = 89) (n = 89) Diarrhea 0 (0.0) 7 (8.0) 11 (12.4) 10 (11.2) Nausea 1 (1.1) 6 (6.8) 4 (4.5) 3 (3.4) Abdominal pain 2 (2.2) 7 (8.0) 0 (0.0) 4 (4.5) Vomiting 0 (0.0) 4 (4.5) 1 (1.1) 2 (2.2) GERD 1 (1.1) 3 (3.4) 0 (0.0) 1 (1.1) Abdominal distension 0 (0.0) 3 (3.4) 1 (1.1) 0 (0.0) Urinary tract infection 4 (4.4) 3 (3.4) 2 (2.2) 5 (5.6) Influenza 0 (0.0) 2 (2.3) 1 (1.1) 3 (3.4) Headache 5 (5.6) 6 (6.8) 1 (1.1) 3 (3.4) GERD, gastroesophageal reflux disease

Conclusions Tenapanor 50 mg b.i.d. significantly improved CSBM responder rate (primary endpoint) compared with placebo in patients with IBS-C Tenapanor 50 mg b.i.d. also improved key secondary endpoints compared with placebo, including overall responder rate, abdominal pain responder rate and stool frequency In addition, improvements were observed in several exploratory endpoints addressing a range of symptoms in patients with IBS-C Tenapanor was generally well tolerated and had minimal systemic availability Tenapanor shows promise as a future treatment option for patients with IBS-C

Acknowledgments The investigators acknowledge and thank the study participants, the study centres and the clinical teams The clinical operations were managed by Susan Edelstein, Lori Marshall and Jocelyn Tabora from Ardelyx Medical writing support was provided by Steven Inglis and Carolyn Brechin of Oxford PharmaGenesis, UK and was funded by Ardelyx